UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2015 (March 12, 2015)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	I.R.S. Employer Identification No.

1-5324	NORTHEAST UTILITIES (a Massachusetts voluntary association) 300 Cadwell Drive Springfield, Massachusetts 01104 Telephone number: (413) 785-5871	04-2147929
1-6392	PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE (a New Hampshire corporation) Energy Park 780 North Commercial Street Manchester, New Hampshire 03101-1134 Telephone number: (603) 669-4000	02-0181050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.

Other Events

Item 8.01.

Other Events.

On March 12, 2015, Public Service Company of New Hampshire, doing business as Eversource Energy (“Eversource Energy”), and the New Hampshire Office of Energy and Planning issued a joint news release announcing that, to resolve ongoing regulatory proceedings and for the economic benefit of customers, Eversource Energy and the Office of Energy and Planning, State Senators Jeb Bradley and Dan Feltes, the N.H. Office of the Consumer Advocate,

and Staff of the N.H. Public Utilities Commission reached an agreement in principle that includes the divestiture of Eversource Energy’s New Hampshire generation fleet.  Public Service Company of New Hampshire is a subsidiary of Northeast Utilities, which is also doing business as Eversource Energy.  A copy of the joint news release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Section 9

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Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

Exhibit Number	Description
Exhibit 99.1	Joint News Release of Eversource Energy and the New Hampshire Office of Energy and Planning, dated March 12, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE (Registrants)
March 12, 2015	By: /s/ GREGORY B. BUTLER Gregory B. Butler Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Joint News Release of Eversource Energy and the New Hampshire Office of Energy and Planning, dated March 12, 2015.